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                                                     Filed under Rule 424(b)(3)
                                                     File No. 333-31502


SUPPLEMENT NO. 3 TO PROSPECTUS DATED MARCH 22, 2000
(AS SUPPLEMENTED MARCH 22, 2000)



                              PACCAR FINANCIAL CORP.

                              MEDIUM-TERM NOTES, SERIES J


PRINCIPAL AMOUNT:             $100,000,000.00
ORIGINAL ISSUE DATE:          6/27/2000
MATURITY DATE:                6/27/2002
INITIAL INTEREST RATE:        To be Determined
INTEREST RATE INDEX:          3-Month LIBOR
SPREAD:                       Plus 7.5 Basis Points
INDEX SOURCE:                 Telerate page 3750
INDEX RESET FREQUENCY:        Quarterly on the 27th
INTEREST PAYMENT PERIOD:      Quarterly
INTEREST PAYMENT DATES:       Quarterly on the 27th of March, June, September
                              and December. Subject to Modified Business Day
                              Convention as Defined by ISDA
ISSUE PRICE:                  99.80%
PROCEEDS TO COMPANY:          $99,800,000.00
COMMISSION/DISCOUNT:          0.20%
DAY COUNT CONVENTION:         Actual/360


FORM OF NOTE (CHECK ONE):     Book-Entry     [ X ]

                              Certificate    [   ]

AGENT/UNDERWRITER:            [X] Merrill Lynch

DATED: JUNE 22, 2000


The Agents/Underwriters have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents/Underwriters at the time of resale.